Exhibit 10.15

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 30, 2022, between CorpHousing Group Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Amendment to Existing SPA” means Amendment No. 1 to the Securities Purchase Agreement dated the date hereof between the Company and the Purchasers, substantially in the form of Exhibit F hereto.

“Amendment to Registration Rights Agreement” means Amendment No. 1 to Registration Rights Agreement dated the date hereof between the Company and the Purchasers, substantially in the form of Exhibit C hereto.

“Amendment to Security Agreement” means Amendment No. 1 to Guaranty and Security Agreement dated the date hereof among the Company and its subsidiaries and Greenle Partners LLC, as secured party, substantially in the form of Exhibit E hereto.

“Behome Property” means the real property that is leased or subleased to the Company or an Affiliate of the Company known as The Behome located at 765 8th Avenue, New York, New York.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designation” means a Certificate of Designations, Preferences and Rights of a series of convertible preferred stock of the Company, substantially in the form of Exhibit F hereto.

“Closing Date” means, with respect to each Closing, the Business Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto in connection with such Closing, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities as to such Closing, in each case, have been satisfied or waived.

“Closing” means each closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.00001 per share, of the Company and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries that would entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Common Stock.

“Company Counsel” means Graubard Miller, with offices located at 405 Lexington Avenue, New York, New York 10174.

“Conversion Price” shall have the meaning ascribed to such term in the Notes.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the Notes or any Preferred Shares.

“DC Property” means the real property that is leased or subleased to the Company or an Affiliate of the Company known as Georgetown Suites Harbour located at 1000 29th St NW Washington DC.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to the Company’s existing stock option and/or restricted stock plans or stock option and/or restricted stock plans which come into effect following the date hereof, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock, issued and outstanding on the date of this Agreement, or pursuant to other agreements of the Company existing prior to the date hereof and listed on Schedule 3.1(g), provided that such securities and/or agreements have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) the issuance of securities in the IPO.

“Existing Notes” means the 15% OID Senior Secured Convertible Promissory Note due May 27, 2023 in the original principal amount of $1,725,000 issued by the Company to Evergreen Capital Management LLC on May 27, 2022, and any promissory notes issued upon registration of transfer thereof or in exchange therefor.

“Existing SPA” means the Securities Purchase Agreement dated as of May 27, 2022 between the Company and the original purchaser of the Existing Notes, as amended or supplemented from time to time.

“Existing Warrants” means the Warrants dated May 27, 2022 issued pursuant to the Existing SPA to the original purchaser of the Existing Notes, and any warrants issued upon registration of transfer thereof.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“IPO” means the consummation of the first underwritten public offering of Common Stock under the Securities Act.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-up Period” shall mean the 90-day period commencing on the closing date of the IPO.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Notes” shall mean all of the Notes issued or issuable pursuant to this Agreement, substantially in the form of Exhibit A hereto.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Shares” means the shares of preferred stock, par value $0.00001 per share, of the Company issued pursuant to the Certificate of Designation in connection with an exchange effected pursuant to Section 4.28, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Property” means the Behome Property, the DC Property (so long as the Purchasers do not exercise their option to replace the DC Property with the Tillary Property pursuant to Section 5.1(d)), the Tillary Property (if the Closing of the Third Tranche is effected or the Purchasers exercise their option to replace the DC Property with the Tillary Property pursuant to Section 5.1(d)), and each other hotel property that is a replacement property as provided in Section 5.1 or that the Company and the Purchasers shall agree in writing is a “Property” for purposes of Section 5.1, including the provisions of Section 5.1(f).

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of May 27, 2022 between the Company and the holder of the Existing Notes, as amended on the date hereof by the Amendment to Registration Rights Agreement and as further amended or supplemented from time to time.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, 300% of the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Conversion Shares issuable upon conversion in full of all of the Notes and any Warrant Shares issuable upon exercise in full of all of the Warrants, ignoring any conversion limits set forth therein.

“Revenue Share” shall have the meaning ascribed to such term in Section 5.1.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities” means the Notes, the Preferred Shares, if issued, the Conversion Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Guaranty and Security Agreement dated as of May 27, 2022 between the Company and the holder of the Existing Notes, as amended on the date hereof by the Amendment to Security Agreement and as further amended or supplemented from time to time.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” shall mean, as to each Purchaser, the aggregate amount to be paid for the Notes and Warrants purchased hereunder as specified below such Purchaser’s name under the heading “Subscription Amount,” on the signature page hereto executed by such Purchaser, which amount in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Tillary Property” means the real property that is leased or subleased to the Company or an Affiliate of the Company known as The Tillary located at 85 Flatbush Avenue Extension, Brooklyn, New York 11201.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board or the OTC Markets (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Security Agreement, the Transfer Agent Instruction Letter, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, with a mailing address of 1 State Street, 30th Floor, New York, New York 10004-1561, and any successor transfer agent of the Company.

“Transfer Agent Instruction Letter” means the letter from the Company to the Transfer Agent which instructs the Transfer Agent to issue shares of Common Stock upon conversion of the Notes and the exercise of the Warrants, substantially in the form of Exhibit D attached hereto.

“VWAP” means, for or as of any date, the dollar volume-weighted average price for such security on the Trading Market (or, if the Trading Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

“Warrant Amount” means, with respect to any Closing, an amount equal to one hundred percent (100%) of the aggregate principal amount of Notes purchased by the Purchasers at such Closing divided by the initial Conversion Price of such Notes.

“Warrants” shall mean all of the Warrants issued or issuable pursuant to this Agreement, substantially in the form of Exhibit B hereto.

“Warrant Shares” means, collectively, the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1           Closing. The Purchasers may, subject to the terms and conditions hereof, purchase an aggregate of up to $5,000,000 in aggregate Subscription Amount of Notes and Warrants (to purchase an aggregate of $5,750,000 principal amount of Notes and Warrants to purchase shares of Common Stock, in one or more tranches (each a “Tranche”), with the first Tranche of $700,000 in Subscription Amount of Notes (to purchase an aggregate of $805,000 in principal amount of Notes) and Warrants to purchase an aggregate of number of shares of Common Stock equal to the Warrant Amount for such Closing, being closed within three (3) Business Days of the date on which the Company delivers to the Purchasers evidence that the conditions to Section 2.2(vii) can be satisfied. The Closing for the second Tranche of $1,000,000 in Subscription Amount of Notes (to purchase an aggregate of $1,150,000 in principal amount of Notes) and Warrants to purchase an aggregate of number of shares of Common Stock equal to the Warrant Amount for such Closing, shall occur within three (3) Business Days of the date on which the Company delivers to the Purchasers evidence that the conditions to Section 2.2(viii) can be satisfied. The Closing for the third Tranche of $700,000 in Subscription Amount of Notes (to purchase an aggregate of $805,000 in principal amount of Notes) and Warrants to purchase an aggregate of number of shares of Common Stock equal to the Warrant Amount for such Closing, shall occur, at the election of the Purchasers, within three (3) Business Days of the date on which the Company delivers to the Purchasers evidence that the conditions to Section 2.2(ix) can be satisfied. The Closing for each additional Tranche, if any, will occur, at the mutual election of the Company and the Purchasers, at such time or times as the Company and the Purchasers shall agree. Notwithstanding the election of the Purchasers to proceed with the Closing of the third Tranche or the mutual election of the Company and the Purchasers to proceed to any additional Closing, the Purchasers shall not be required to fund any additional Tranche if the Company is then in default under the terms of this Agreement or the Notes or if the conditions to such Closing in Section 2.3(b) are not then satisfied. At each Closing, each Purchaser shall purchase its Subscription Amount of the Notes for such Closing (as set forth on the signature page hereto executed by such Purchaser, as such signature page may be supplemented or amended) and shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to such Purchaser’s Subscription Amount for such Closing, and the Company shall deliver to each Purchaser its respective Notes and Warrants for such Closing (as set forth on the signature page hereto executed by such Purchaser, as such signature page may be supplemented or amended), and the Company and each Purchaser shall deliver the other items set forth in Section 2.3 deliverable at such Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.3 and 2.4 for the applicable Closing, the Closing shall occur at the offices of the Purchaser’s counsel or such other location as the parties shall mutually agree.

2.2           Deliveries.

(a)           On or prior to each Closing Date (or as otherwise indicated below), the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)            at the Closing of the first Tranche, this Agreement duly executed by the Company;

(ii)           at the Closing of the first Tranche, the Transfer Agent Instruction Letter with respect to (a) the Conversion Shares and Warrant Shares issuable in respect to the Notes and Warrants to be issued at such Closing and (b) the shares of Common Stock underlying the Existing Notes and the Existing Warrants, duly executed by the Company and the Transfer Agent, and at each subsequent Closing, evidence satisfactory to the Purchasers that the number of shares of Common Stock reserved for issuance under the Transfer Agent Instruction Letter has been sufficiently increased to give effect to the Notes and Warrants to be issued by the Company at such Closing;

(iii)           at the Closing of the first Tranche, the Amendment to the Existing SPA, the Amendment to Registration Rights Agreement and the Amendment to Security Agreement, each duly executed by the Company and the Subsidiaries of the Company, as applicable;

(iv)           at each Closing, an executed Note in the principal amount equal to the principal amount of Notes to be purchased by such Purchaser at such Closing as set forth on the signature page hereto executed by such Purchaser;

(v)           at each Closing, an executed Warrant to purchase the number of shares of Common Stock to be purchased by such Purchaser at such Closing as set forth on the signature page hereto executed by such Purchaser;

(vi)          at the Closing of the first Tranche, the Disclosure Schedules of the Company;

(vii)         at the Closing of the first Tranche, an executed copy of the Company’s lease for the Behome Property;

(viii)        at the Closing of the second Tranche, an executed copy of the Company’s lease for the DC Property;

(ix)           at the Closing of the third Tranche, (x)  an executed copy of the Company’s lease for the Tillary Property and (y) evidence satisfactory to the Purchasers of court approval of such lease; and

(x)           at each Closing, an officers’ certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company certifying that the representations and warranties of the Company set forth herein are true and correct as of such Closing Date and that the Company has complied with all obligations, covenants and agreements of the Company set forth herein on or prior to such Closing Date, or a bring down letter of such officers relating to the same in a form reasonably acceptable to the Purchasers.

(b)           On or prior to each Closing Date, each Purchaser shall deliver or cause to be delivered to the Company, as applicable, the following:

(i)             at the Closing of the first Tranche, this Agreement duly executed by such Purchaser;

(ii)           at the Closing of the first Tranche, the Amendment to the Existing SPA, the Amendment to Registration Rights Agreement and the Amendment to Security Agreement, each duly executed by such Purchaser and the Greenle Partners LLC, as collateral agent;

(iii)           such Purchaser’s Subscription Amount for such Closing as set forth on the signature page hereto executed by such Purchaser, by wire transfer to the account specified in writing by the Company; and

(iv)           if such Purchaser is not currently a party to this Agreement, a joinder agreement to this Agreement duly executed by such Purchaser pursuant to which such Purchaser shall become a party to this Agreement.

2.3           Closing Conditions.

(a)           The obligations of the Company hereunder in connection with each Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects on the applicable Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)           all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the applicable Closing Date shall have been performed; and

(iii)           the delivery by each Purchaser of the required items set forth in Section 2.2(b) of this Agreement.

(b)           The respective obligations of the Purchasers hereunder in connection with each Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects when made and on the applicable Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the applicable Closing Date shall have been performed;

(iii)           the delivery by the Company of the required items set forth in Section 2.2(a) of this Agreement; and

(iv)           there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)           from the date hereof to the applicable Closing Date, at any time prior to the applicable Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at such Closing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. Except as set forth in the disclosure schedules of the Company delivered to the Purchasers at the Closing (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

(a)           Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in Amendment No. 4 to the Company’s Registration Statement on Form S-1 (Registration No. 333-262114) (as so amended, the “Registration Statement”), including under the heading therein entitled “Certain Corporate Information and Definitions” and on Exhibit 21 to the Registration Statement. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, other than the Liens securing the Existing Notes, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b)           Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. Notwithstanding the foregoing, for purposes of this Agreement, “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (A) general economic or political conditions; (B) conditions generally affecting the industries in which the Company operates; (C) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (D) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (E) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Purchasers; (F) any changes in applicable laws or accounting rules (including GAAP (as defined below)) or the enforcement, implementation or interpretation thereof; (G) the announcement, pendency or completion of the transactions contemplated by this Agreement; (H) any natural or man-made disaster or acts of God; or (I) any failure by any Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded).

(c)           Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)           No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) except as set forth on Schedule 3.1(d) hereto, conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, and (ii) the filing of a Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)           Issuance of the Securities. The Conversion Shares and the Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock 3,910,000 shares of Common Stock for issuance of the Conversion Shares and the Warrant Shares relating to the conversion or exercise of the Notes and Warrants issued in connection with the closings of the first two Tranches hereunder, which number of shares shall be promptly adjusted upon consummation of the closing or each additional Tranche hereunder, if any, or the IPO or any other event affecting the applicable conversion or exercise prices of the Notes or the Warrants.

(g)           Capitalization. Except for the Existing Notes and the Existing Warrants, the capitalization of the Company is as set forth in the Registration Statement, including under the heading therein entitled “Prospectus Summary – The Offering” and the footnotes thereto, with the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof described in the Registration Statement under the heading therein entitled “Principal Stockholders.” Except as set forth in the Existing SPA, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as described in the Registration Statement and except as a result of the purchase and sale of the Existing Notes, the Existing Warrants and the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)           Financial Statements. The Company is not and since its incorporation never has been a “shell” company as defined in Section 405 of the Securities Act and is not required to file reports with the SEC under the Exchange Act. The financial statements of the Company (the “Financial Statements”) included in Registration Statement have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)            Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest balance sheet included in the Financial Statements, except as specifically disclosed in the Registration Statement, including under the heading therein entitled “Prospectus Summary – Recent Developments’ or Schedule 3(i) hereto: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, letters of credit relating to accommodation unit properties, and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP and (C) the Existing Notes, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option and restricted stock plans. Except for the transactions prescribed by this Agreement and the other agreements and documents being delivered in connection herewith and the transactions prescribed by the Existing SPA and the other agreements and documents delivered in connection therewith , no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by an issuer subject to the reporting obligations of the Exchange Act at the time this representation is made or deemed made that has not been included in Registration Statement, the Disclosure Schedules or the Financial Statements.

(j)            Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the Registration Statement, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)           Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. Except as described in the Registration Statement, including under the heading therein entitled “Business – Human Capital,” none of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)            Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority, or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)           Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)           Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties and (iii) Liens securing the Existing Notes. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o)           Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)           Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, without limitation, directors and officers insurance coverage at least equal to the initial Subscription Amount. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)           Transactions With Affiliates and Employees. Except as disclosed in the Registration Statement, including under the heading therein entitled “Certain Relationships and Related Party Transactions,” or as set forth on Schedule 3.1(i), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company, and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r)           [Reserved.]

(s)           Certain Fees. Except for fees payable by the Company to Maxim Group LLC, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t)            Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

(u)           No “Bad Actor” Disqualification. The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Securities Act (“Disqualification Events”). To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Securities Act. For purposes of this Agreement, “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act; provided, however, that Company Covered Persons do not include (a) any Purchaser, or (b) any person or entity that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and any Purchaser.

(v)           Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(w)           Registration Rights. Except as disclosed in the Registration Statement, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(x)           Disclosure. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(y)           No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(z)           Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each of its Subsidiaries (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject as and when due subject to any applicable extensions, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, whether or not shown or determined to be due on such returns, reports and declarations, and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(aa)         No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(bb)         Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor any agent or other Person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA.

(cc)         Accountants. To the knowledge and belief of the Company, the Company’s accounting firm, Grassi & Co., CPAs, P.C.: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s registration statement to be filed for the IPO.

(dd)         No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(ee)         Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ff)          Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 4.14 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after a closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock, and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(gg)         Stock Option Plans. Except as set forth in the Registration Statement, the Company does not currently have or maintain any stock option or other equity incentive plan for its directors, employees or consultants.

(hh)         Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(ii)           U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(kk)         Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”), and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ll)         Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

3.2           Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of each Closing Date to the Company as follows (unless as of a specific date therein):

(a)           Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)           Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts any Notes or exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d)           Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)           General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)           No “Bad Actor” Disqualification. Neither (A) such Purchaser nor (B) any entity that controls such Purchaser or is under the control of, or under common control with, such Person, is subject to any Disqualification Event. Such Purchaser has exercised reasonable care to determine the accuracy of the representation made by such Purchaser in this paragraph, and agrees to notify the Company if such Purchaser becomes aware of any fact that makes the representation given by such Purchaser hereunder inaccurate.

(g)           Disclosure of Information. Purchaser acknowledges that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the sale of the Securities and the business, properties, prospects and financial condition of the Company and its Subsidiaries. Any questions raised by Purchaser concerning the Company and its subsidiaries or the Securities have been answered to the satisfaction of Purchaser. Purchaser’s decision to purchase the Securities is based solely on the information obtained during the course of Purchaser’s due diligence review and on the response to such questions as Purchaser has raised concerning the Securities or the Company and its Subsidiaries.

(h)           Unlawful Activities. (i) No part of the funds used by Purchaser to acquire any Securities under this Agreement has been, or shall be, directly or indirectly derived from, or related to, any activity that may contravene United States federal or state or non-United States laws or regulations, including, without limitation, laws and regulations relating to anti-money laundering, terrorist financing and other illegal activities; (ii) no capital commitment, contribution or payment to the Company by Purchaser and no distribution to Purchaser shall cause the Company to be in violation of any applicable anti-money laundering laws or regulations, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the United States Department of the Treasury Office of Foreign Assets Control (“OFAC”) regulations (the “Sanction Regulations”); and (iii) none of the funds of Purchaser have been derived from any unlawful activity. Without limiting the foregoing: (1) Purchaser is in compliance with Executive Order 13224 (September 23, 2001), the rules and regulations of OFAC and any enabling legislation or other executive orders in respect thereof; (2) at all times, (I) none of the funds or other assets of Purchaser constitutes property of, or are beneficially owned, directly or indirectly, by any Person, entity or government subject to trade restrictions under U.S. law (including, without limitation, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive orders or regulations promulgated thereunder) (any such Person, an “Embargoed Person”); (II) no Embargoed Person has any interest of any nature whatsoever in Investor; and (III) if applicable to Investor, Investor has implemented a corporate anti-money laundering plan that is reasonably designed to ensure compliance with applicable foreign and U.S. anti-money laundering law; and (4) none of the investors, officers, directors, managers, members or partners of Investor appear on any lists published by OFAC with respect to Persons that have been designated by executive order or by the Sanction Regulations as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC or otherwise. Investor shall promptly notify the Company if any of these representations in this paragraph ceases to be true and accurate regarding Investor.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

(a)           The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b)           The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form or a substantially similar form as may be required by the Company’s Transfer Agent:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE] [NOR THE SECURITIES FOR WHICH THIS SECURITY MAY BE EXERCISED] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [CONVERSION/EXERCISE] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of the Transaction Agreements and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are registered under a registration statement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(c)           The Conversion Shares and the Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Conversion Shares or Warrant Shares pursuant to Rule 144, (iii) if such Conversion Shares or Warrant Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Conversion Shares or Warrant Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). Upon request of the Purchaser, the Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the events described in clauses (i)-(iv) in the immediately preceding sentence if required by the Transfer Agent to effect the removal of the legend hereunder; provided that the opinion of counsel delivered in connection with clause (i) may contain provisions that such opinion may be withdrawn at any time by counsel upon any applicable registration statement no longer being effective and may be issued in reliance upon the Company undertaking in writing to such counsel to immediately place stop transfer orders on such securities if the applicable registration statement is no longer effective and foregoing clauses (iii) or (iv) are not then applicable. If all or any Notes (or Preferred Shares) are converted or Warrants exercised at a time when there is an effective registration statement to cover the resale of the Conversion Shares or Warrant Shares, or if such Conversion Shares or Warrant Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if the Conversion Shares or Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Conversion Shares or Warrant Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), then such Conversion Shares or Warrant Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of the Conversion Shares or Warrant Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser Conversion Shares or Warrant Shares, as applicable, that are free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Conversion Shares or Warrant Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.

(d)           So long as providing the certificate without the legend is allowed under applicable securities laws, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Conversion Shares or Warrant Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the fifth (5th) Trading Day immediately following the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.2           Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Conversion Shares and the Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3           Furnishing of Information; Public Information. From and after the date on which the Company completes the IPO until the date that no Purchasers own any Securities, the Company agrees to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

4.4           Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.5           Conversion and Exercise Procedures. The form of Notice of Conversion included in the Notes (or in the alternative, the delivery of a notice of conversion with respect to any Preferred Shares) and the form of Notice of Exercise included in the Warrants set forth the totality of the procedures required of the Purchasers in order to convert the Notes (or Preferred Shares) or exercise the Warrants (except, in the case of the Warrants, for the making of any required payments by the holder thereof to the Company). Without limiting the preceding sentences, no ink-original Offering Notice Response, Notice of Conversion or Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form or Notice of Exercise form be required in order to convert the Notes (or any Preferred Shares) or exercise the Warrants. No additional legal opinion, other information or instructions shall be required of the Purchasers to convert their Notes (or Preferred Shares) or exercise their Warrants. The Company shall honor conversions of the Notes (or Preferred Shares) and exercises of the Warrants and shall deliver Conversion Shares or Warrant Shares, as applicable, in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6           Securities Laws Disclosure; Publicity. The Company and each Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding anything to the contrary contained herein, the Company shall be permitted to make disclosures of the transactions contemplated hereby in any filing with the Commission as required by the rules and regulations thereof and as otherwise required by law, including any amendment to the Registration Statement and with the NYSE in connection with the Company’s application to have its Common Stock and certain warrants listed thereon in connection with the IPO; provided, however, that the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser, in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except: (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.7           Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.8           Non-Public Information. Following the IPO, the Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees, affiliates and agents, not to, provide any Purchaser with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Purchaser. If following the IPO a Purchaser has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, it may provide the Company with written notice thereof. The Company shall, within one (1) Trading Day of receipt of such notice, make public disclosure of such material, nonpublic information. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Purchaser shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates or agents. No Purchaser shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates, stockholders or agents for any such disclosure. To the extent that, following the IPO, the Company delivers any material, nonpublic information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent not to trade on the basis of, such material, nonpublic information.

4.9           Use of Proceeds. The Company shall use the proceeds from this offering as cash collateral for letters of credit delivered as security deposits in connection with the leases of the Behome Property and the Tillary Property and for general corporate and working capital purposes.

4.10         Indemnification of Purchasers. Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.11           Reservation and Listing of Securities.

(a)           The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as equals the Required Minimum.

(b)           If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than (i) the Required Minimum on such date, minus (ii) the number of shares of Common Stock previously issued pursuant to the Transaction Documents, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time (minus the number of shares of Common Stock previously issued pursuant to the Transaction Documents), as soon as possible and in any event not later than the 90th day after such date, provided that the Company will not be required at any time to authorize a number of shares of Common Stock greater than the maximum remaining number of shares of Common Stock that could possibly be issued after such time pursuant to the Transaction Documents.

4.12         Sale or Transfer of Assets. So long as the Notes or any Preferred Shares remain outstanding, neither the Company, nor any Subsidiary of the Company, shall, without each Purchaser’s written consent, sell, lease or otherwise dispose of or transfer any significant portion of its assets outside the ordinary course of business; provided, however, that for purposes of clarity, it is understood that the Company enters, trades, modifies and terminates early real property leases from time to time as part of its operations in the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition. In addition, so long as the Notes or any Preferred Shares remain outstanding, neither the Company nor any Subsidiary shall sell or transfer or otherwise dispose of any assets to any Subsidiary that is not a guarantor under, and a party to, the Security Agreement.

4.13         Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.14         Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it, will from the date of the IPO until the date that the Notes or any Preferred Shares are no longer outstanding, execute any Short Sales of the Common Stock (provided that this provision shall not prohibit any sales made where a corresponding Notice of Conversion or Notice of Exercise is tendered to the Company and the shares received upon such conversion or exercise are used to close out such sale) (a “Prohibited Short Sale”). Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company in the IPO, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced by the Company is a press release or in the registration statement for the IPO, (ii) except for a Prohibited Short Sale, following the IPO, no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws, and (iii) no Purchaser shall have any duty of confidentiality to the Company or its Subsidiaries after the IPO. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.15         Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.16         Piggy-Back Registrations.  If at any time while any of the Notes or the Warrants or any Preferred Shares remain outstanding there is not an effective registration statement under the Securities Act covering all of the Conversion Shares and the Warrant Shares (the “Registrable Securities”) and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Purchaser then holding Notes, Preferred Shares or Warrants written notice of such determination and, if within fifteen calendar days after receipt of such notice, any such Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Purchaser requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights and subject to the applicable terms of such registration rights. The rights provided in this Section shall not apply with respect to any registration statement filed in connection with any follow-on primary offering by the Company so long as no equity securities will be offered under such registration statement for the account of others. Notwithstanding the foregoing, a security shall cease to be a Registrable Security for purposes of this Agreement from and after such time as the Purchasers may resell such security without volume restrictions under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Purchaser.

4.17         Liens. So long as any of the Notes remain outstanding, the Company shall not, without the prior written consent of each Purchaser, incur, create, assume or suffer to exist any Lien on any of its property or assets, whether now owned or hereinafter acquired, except for (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; (b) non-consensual Liens arising by operation of law, arising in the ordinary course of business, and for amounts which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings; (c) Liens on property securing indebtedness incurred by the Company or any of its Subsidiaries to provide funds for all or a portion of the cost of acquiring, leasing, constructing, altering, expanding, improving or repairing such property; (d) Liens securing purchase money Indebtedness incurred in connection with the acquisition of capital assets by the Company or any Subsidiary in the ordinary course of business; (e) Liens securing the Existing Notes; or (f) Liens listed on Schedule 4.17 of the Disclosure Schedules.

4.18         Other Indebtedness. Except with respect to the Existing Notes or as set forth on Schedule 4.18, so long as any of the Notes remain outstanding, the Company shall not (directly or indirectly through any Subsidiary or affiliate) incur or suffer to exist or guarantee any Indebtedness that is senior to or pari passu with (in priority of payment and performance) the Company's obligations hereunder or under the Notes, or that matures prior to the maturity date of the Notes. As used herein, the term "Indebtedness" means (a) all indebtedness of the Company for borrowed money or for the deferred purchase price of property or services, including any type of letters of credit, but not including deferred purchase price obligations in place as of the Closing Date or obligations to trade creditors incurred in the ordinary course of business, (b) all obligations of the Borrower evidenced by notes, bonds, debentures or other similar instruments, (c) purchase money indebtedness hereafter incurred by the Company to finance the purchase of fixed or capital assets, including all capital lease obligations of the Company which do not exceed the purchase price of the assets funded, (d) all guarantee obligations of the Company in respect of obligations of the kind referred to in clauses (a) through (c) above that the Company would not be permitted to incur or enter into, and (e) all obligations of the kind referred to in clauses (a) through (d) above that the Company is not permitted to incur or enter into that are secured and/or unsecured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured and/or unsecured by) any Lien on property (including accounts and contract rights) owned by the Company, whether or not the Company has assumed or become liable for the payment of such obligation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled to have outstanding at any time up to $1.5 million aggregate principal amount of other promissory notes; provided that such promissory notes are on terms no more favorable to the holders thereof as those afforded to the Purchasers in the Notes and that such promissory notes shall be subordinate in right of repayment to the Notes.

4.19         Distributions on Capital Stock. So long as any of the Notes or Preferred Shares remain outstanding, the Company shall not without each Purchaser’s written consent, (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any Subsidiary make any other payment or distribution in respect of its capital stock.

4.20         Restriction on Stock Repurchases and Debt Repayments. So long as any of the Notes or any Preferred Shares remain outstanding, the Company shall not, without each Purchaser’s prior written consent, (a) redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Company (other than the Preferred Shares) or any warrants, rights or options to purchase or acquire any such shares, or (b) repay any pari passu or subordinated indebtedness of the Company or repay any indebtedness to the Company’s officers, directors or other Affiliates, except for the repayment of the Existing Notes and the indebtedness disclosed under the heading “Use of Proceeds” in the Registration Statement. Notwithstanding the foregoing, the Company shall be permitted to effect the following without the consent of the Purchasers: (i) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (ii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of such employment or service at no greater than the original purchase price thereof.

4.21         Advances and Loans; Affiliate Transactions. So long as any of the Notes or any Preferred Shares remain outstanding, the Company shall not, without each Purchaser’s written consent, lend money, give credit, or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Company, except loans, credits or advances (a) in existence or committed on the Closing Date and which the Company has informed each Purchaser in writing prior to the Closing Date, (b) in regard to transactions with unaffiliated third parties, made in the ordinary course of business, or (c) in regard to transactions with unaffiliated third parties, not in excess of $50,000. So long as any of the Notes or any Preferred Shares remain outstanding, the Company shall not, without each Purchaser’s written consent, enter into any transaction with Affiliates, except transactions with affiliates made in the ordinary course of business; provided, however, that nothing in this Section 4.21 shall prohibit the Company from entering into any transaction with an Affiliate for the purpose of the Affiliate making a loan or advance to the Company.

4.22         Proceeds of IPO, Other Equity or Debt Issuances or Asset Sales.

(a)           The Company agrees, upon the written request of one or more Purchasers delivered to the Company no later than seven (7) Business Days following the consummation of the IPO, to repay the Notes and Existing Notes held by such Purchasers; provided, however, that the Company shall not be required to repay an aggregate principal amount of Notes or Existing Notes pursuant to this Section 4.22(a)  that is more than the greater of (i) $2,500,000, or (ii) an amount equal to fifty percent (50%) of the aggregate Subscription Amount paid by such Purchasers under this Agreement and the Existing SPA. Any such repayment shall be made on a pro rata basis if Purchasers have requested the repayment of a greater aggregate principal amount of Notes and Existing Notes. Any such repayment shall be at a repayment price equal to one hundred fifteen percent (115%) of the principal amount to be repaid, together with all accrued and unpaid interest on such principal amount, and shall be made within three (3) Business Days of the date of delivery to the Company of such written request, from the net proceeds of the IPO, prior to applying the net proceeds of the IPO for any other purposes (other than those specifically described under the heading “Use of Proceeds” in the Registration Statement).

(b)           The Company agrees to provide to the Purchasers at least three (3) Business Days’ prior written notice of any proposed (i) sales of debt or equity securities other than the IPO, and (ii) sales of assets outside the ordinary course of business (each, a “Funding Transaction”) and, upon the written request of one or more Purchasers delivered to the Company no later than three (3) Business Days following receipt of any such notice, to repay the principal amount of the Notes held by such Purchaser(s), on a pro rata basis if Purchasers have requested the repayment of an aggregate principal amount of Notes that is more than the net proceeds of such Funding Transaction, at a repayment price equal to one hundred fifteen percent (115%) of the principal amount to be repaid, together with all accrued and unpaid interest on such principal amount, within three (3) Business Days of the closing of such Funding Transaction, from the net proceeds of the Funding Transaction, prior to applying the net proceeds of the Funding Transaction for any other purposes.

(c)           The Purchasers hereby waive any notice of such prepayment pursuant to this Section 4.22 as would otherwise be required by Section 2(e) of the Notes or the Existing Notes. Notwithstanding anything to the contrary contained herein in this Section 4.22, nothing in this Section 4.22 shall limit the ability of the Company to prepay the Notes or Existing Notes at any time in accordance with the terms thereof.

4.23         Additional Securities Issuances. So long as any of the Notes or Preferred Shares remain outstanding, without the prior written consent of the Purchasers, the Company shall not issue any indebtedness for money borrowed that has a variable conversion rate or enter into any transaction for merchant cash advances.

4.24         Participation in Future Financing.

(a)           From the date hereof until the date that is the later of (i) the date on which no Notes or Preferred Shares are outstanding and (ii) the 18-month anniversary of the Closing Date, upon any issuance by the Company or any of its Subsidiaries of Common Stock, Common Stock Equivalents for cash consideration, indebtedness or a combination of units thereof (a “Subsequent Financing”), each Purchaser shall have the right to participate in such Subsequent Financing in an amount up to an amount equal to such Purchaser’s Subscription Amount, or if the amount of the Subsequent Financing is less than the aggregate Subscription Amounts of all of the Purchasers, such Purchaser’s Pro Rata Portion (such amount, the “Participation Maximum”), on the same terms, conditions and price provided for in the Subsequent Financing.

(b)           At least three (3) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c)           Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the second (2nd) Trading Day after all of the Purchasers have received the Pre-Notice that such Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser’s participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from a Purchaser as of such second (2nd) Trading Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d)           If by 5:30 p.m. (New York City time) on the second (2nd) Trading Day after all of the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may consummate the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e)           If by 5:30 p.m. (New York City time) on the second (2nd) Trading Day after all of the Purchasers have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. “Pro Rata Portion” means the ratio of (x) the Subscription Amount of Securities purchased by a Purchaser participating under this Section 4.24 and (y) the sum of the aggregate Subscription Amounts of Securities purchased by all Purchasers participating under this Section 4.24.

(f)           The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.24, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the initial Subsequent Financing Notice.

(g)           The Company and each Purchaser agree that if any Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Purchaser.

(h)           Notwithstanding anything to the contrary in this Section 4.24 and unless otherwise agreed to by such Purchaser, the Company shall either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Purchaser will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Subsequent Financing Notice. If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser, such transaction shall be deemed to have been abandoned and such Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(i)           Notwithstanding the foregoing, this Section 4.24 shall not apply in respect of an Exempt Issuance.

4.25         Lock-Up. In connection with the IPO, if requested by the Company and the representative of the underwriters, each Purchaser shall enter into a supplemental agreement to not transfer any shares of Common Stock (or other securities) of the Company held by such Purchaser (other than those included in the registration) during the ninety (90) day period (or such lesser period as may be determined by the underwriter) following the effective date of the registration statement of the Company filed under the Securities Act relating to the IPO; provided that all directors, officers and holders of the Company’s outstanding securities issued prior to the IPO enter into agreements providing for similar restrictions on sales and that any waiver or termination of the prohibitions set forth in this Section 4.25 by the Company or any underwriter shall apply to each Purchaser. The obligations described in this Section 4.25 shall not apply to a registration relating solely to employee benefit plans on Form S-3 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to each Purchaser’s shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such ninety (90) day or lesser period.

4.26         Post Lock-Up Period Adjustment. Within two Business Days following the last day of the Lock-Up Period, the Company shall prepare and deliver to each Purchaser an officer’s certificate (the “Pricing Certificate”) certified by the Chief Financial Officer of the Company that sets forth the average VWAP of the Common Stock for the last three Trading Days of the Lock-Up Period (the “Closing Lock-up Price”), which certificate shall set forth the basis for the Company’s calculation of the Closing Lock-up Price. If the Closing Lock-up Price is less than an amount equal to the price at which the Common Stock (or units of Common Stock and warrants if such units are sold in the IPO) is sold in the IPO, each Purchaser shall have the right, exercisable within five (5) Business Days of date of its receipt of the Pricing Certificate, to request that the Company prepay pursuant to Section 2(d) of the Notes, and the Company shall thereafter prepay pursuant to such Section 2(d) of the Notes, an amount equal to up to fifty percent (50%) of the original principal amount of the Notes held by such Purchaser, and all accrued and unpaid interest thereon, in six (6) equal monthly installments commencing on the tenth (10th) Business Day following the last day of the Lock-Up Period and on each monthly anniversary of such date.

4.27         Right of First Refusal. If from the date hereof until the date that is the later of (i) the date on which no Notes or Preferred Shares are outstanding and (ii) the 18-month anniversary of the Closing Date, the Company or any Subsidiary has a bona fide offer of capital or financing from any third party that the Company or Subsidiary intends to act upon, then the Company must first offer such opportunity to the Purchasers to provide such capital or financing to the Company or Subsidiary on the same terms as each respective third party’s terms. Should the Purchasers be unwilling or unable to provide such capital or financing to the Company within ten (10) Trading Days from the Purchasers’ receipt of written notice of the offer (the “Offer Notice”) from the Company, then the Company or Subsidiary may, subject to Section 4.24, obtain such capital or financing from that respective third party upon the exact same terms and conditions offered by the Company to the Purchaser, which transaction must be completed within sixty (60) days after the date of the Offer Notice. If the Company does not receive the capital or financing from the respective 3rd party within sixty (60) days after the date of the respective Offer Notice, then the Company must again offer the capital or financing opportunity to the Purchasers as described above, and the process detailed above shall be repeated.

4.28           Mandatory Exchange of Notes. Following the consummation of the IPO and the listing of the Common Stock on any of the Nasdaq or New York stock exchanges, each Purchaser shall, upon the written request of the Company, exchange such Purchaser’s Notes (other than any Notes that are to be paid pursuant to Section 4.22(a) or converted to Common Stock) for a class of the Company’s convertible preferred stock having terms as set forth in a Certificate of Designation pursuant to the terms of an exchange agreement that has representations and warranties substantially identical to the representations and warranties of the Company set forth in Section 3.1 and agreements of the Company and the Purchasers applicable to the shares of preferred stock and such parties as are set forth in this Article IV. Any such exchange shall be effected pursuant to Section 3(a)(9) of the Securities Act and in connection with such exchange the Company shall acknowledge that the holding period of the shares of preferred stock (and the shares of Common Stock issuable upon conversion of such shares) shall tack back to the date the Notes were originally issued by the Company to the Purchasers (or their assignor) and shall covenants not to take any position to the contrary.

ARTICLE V.

REVENUE SHARE

5.1           Payment of Hotel Revenue Share.

(a)           With respect each calendar quarter during the Original Lease Term (as defined below) of a Property (each, a “Revenue Share Period”), commencing with the first full calendar quarter following the date on which the Company or an Affiliate of the Company originally enters into a lease or sublease for such Property (a copy of which shall be provided to the Purchasers within ten (10) days of the date of execution thereof by the Company), the Company shall, with respect to each Property leased or subleased by the Company or an Affiliate of the Company during such Revenue Share Period, pay to each Purchaser such Purchaser’s pro rata percentage (as set forth on the signature page hereto executed by such Purchaser) of the Applicable Percentage (as defined below) of the Quarterly Net Rental Revenues (as defined below) received by the Company or any Affiliate thereof with respect to such Property during such Revenue Share Period. Within ten (10) days of the last Business Day of each Revenue Share Period that ends prior to the consummation of the IPO, or within ten (10) days of the date of the filing by the Company of its Quarterly Report on Form 10-Q for each Revenue Share Period that ends after consummation of the IPO, the Company shall deliver to each Purchaser an officer’s certificate certified by the Chief Financial Officer of the Company (a “Revenue Share Certificate”) that sets forth with respect to each Property (i) the Quarterly Net Rental Revenues received by the Company and each Affiliate of the Company in respect of such Property during the immediately preceding Revenue Share Period, (ii) the amount that is equal to the Applicable Percentage of the Quarterly Net Rental Revenues in respect of such Property (such amount, the “Revenue Share”) for such immediately preceding Revenue Share Period, and (iii) such Purchaser’s pro rata percentage of such Revenue Share (the “Payment Amount”), which certificate shall set forth, with respect to each Property in respect of which the Company or an Affiliate of the Company received revenues, the basis for the Company’s calculation of such Quarterly Net Rental Revenues, such Revenue Share and the Payment Amount and which certificate shall have annexed thereto copies of the bank statements covering such immediately preceding Revenue Share Period for each account of the Company or an Affiliate of the Company into which any revenues generated by a Property during such Revenue Share Period were deposited during such Revenue Share Period. The Company shall pay to each Purchaser such Purchaser’s Payment Amount for a Revenue Share Period for each Property within two (2) Business Days of the date of delivery to such Purchaser of the applicable Revenue Share Certificate for such Revenue Share Period by wire transfer of immediately available funds to such account as such Purchaser shall have directed in writing. If the Company fails to pay any Payment Amount within five (5) Business Days of the date due hereunder, such Payment Amount shall be increased to an amount equal to 130% of such Payment Amount and such increased Payment Amount shall accrue interest daily from the date due until the date paid at a rate equal to 2.0% per month (24% per annum) calculated on the basis of a 360-day year consisting of twelve 30-day periods. For purposes of this Section 5.1, the term “Applicable Percentage” shall mean, (i) with respect to the Tillary Property, for each of the first twenty (20) Revenue Share Periods for such Property, ten percent (10%), and for each other Revenue Share Period, one percent (1%), and (ii) with respect to each other Property, for each of the first twenty (20) Revenue Share Periods for such Property, seven and one-half percent (7.5%), and for each other Revenue Share Period, one percent (1%), the term “Original Lease Term” shall mean, with respect to a Property, the term of the original lease of the Company or an Affiliate of the Company relating to such Property, including all extensions thereof, and the term “Quarterly Net Rental Revenues” shall mean, with respect to a Property and a Revenue Share Period, the gross rental revenues received by the Company and its Affiliates during such Revenue Share Period from the lease of accommodation units at such Property, as determined in accordance with GAAP, net of any lease refunds during such Revenue Share Period as so determined.

(b)           If the lease or sublease of the Company or any Affiliate of the Company with respect to any Property is terminated prior to the end of the Original Lease Term of such Property, or any Property is permanently closed for business prior to the end of the Original Lease Term of such Property, the Company shall, within thirty (30) days of such termination or closure, designate another hotel property of similar size and location that is reasonably acceptable to the Purchasers to be designated as a Property for purposes of this Agreement (each, a “Replacement Property”), and the provisions of Section 5.1(a) above and 5.1(c) below shall apply to such Replacement Property until the end of the Original Lease Term of the Property being replaced.

(c)           The obligations of the Company to pay the Payment Amounts and interest, if any, thereon pursuant to Section 5.1(a) shall be secured by the Security Agreement as set forth therein.

(d)           If the Closing for the second Tranche is effected pursuant to Section 2.1 and the Company or an Affiliate of the Company enters into a lease or sublease for the Tillary Property without the Purchasers electing to proceed with the Closing for the Third Tranche, the Purchasers shall have the right, exercisable within 180 days of the date on which the Company delivers to the Purchasers a copy of the Tillary lease or sublease, by written notice to the Company, to substitute the Tillary Property for the DC Property for the remainder of the Original Lease Term of the DC Property, in which event the Tillary Property shall become a Property for purposes of this Section 5.1 in lieu of the DC Property, commencing on the first day of the next Revenue Share Period for the DC Property.

(e)           The Company shall cause all leases or subleases with respect to a Property or Replacement Property to be in the name of CorpHousing RSL LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Leaseco”), and shall cause all revenues received with respect to each Property or Replacement Property to be deposited in a deposit account maintained in the name of Leaseco. The Company shall cause Leaseco to maintain ownership of each lease or sublease of a Property or Replacement Property and shall take all required action to ensure that Leaseco does not sell, assign or otherwise transfer any such lease or sublease without the prior written consent of each Purchaser. Leaseco shall have no commercial operations other than to hold and operate the leases and related operations for each Property or Replacement Property and to receive rental payments and other revenues relating to each Property and Replacement Property.

(f)           In addition to the Notes and Warrants that are issuable to the Purchasers pursuant to Section 2.1 in connection with the Closing of the first Tranche, effective at the Closing of the first Tranche, the Purchasers shall be deemed to have been issued a credit in the aggregate amount of $500,000 (the “Credit”), which can be applied by the Purchasers to obtain from the Company a Revenue Share with respect to any one of the next five hotel properties that are leased or subleased by the Company or an Affiliate of the Company after the date hereof (other than the Behome Property, the DC Property or the Tillary Property) in an amount equal to the Credit Percentage (as defined below) of the Applicable Percentage that would be payable to the Purchasers pursuant to Section 5.1(a) if such hotel property was a Property that had been financed by the Purchasers pursuant to this Agreement. The Company shall forward to the Purchasers a complete copy of the lease or sublease entered into by the Company or an Affiliate of the Company within five (5) Business Days of the date such lease or sublease is executed and delivered by the parties thereto. The Purchasers may elect to apply the Credit with respect to any such hotel property by written notice to the Company within ten (10) Business Days of the date on which the Purchasers are furnished a copy of the lease or sublease for any such hotel property. If the Purchasers elect to apply the Credit with respect to any such hotel property, such hotel property shall be deemed to be a Property for all purposes of this Agreement. For purposes of this Section 5.1, the term “Credit Percentage” means, with respect to any such hotel property, a fraction, the numerator of which is $500,000 and the denominator is the amount of the letter of credit that was posted by the Company or an Affiliate of the Company as a security deposit for the rental payments under the applicable lease or sublease of such hotel property.

ARTICLE VI.

MISCELLANEOUS

6.1           [RESERVED]

6.2           Fees and Expenses. Except as expressly set forth in the Transaction Documents or any other writing to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided that at the Closing the Company shall pay the Purchasers an amount equal to $50,000 for their legal fees (net of any expenses paid in advance). In addition, upon the request of any Purchaser, the Company shall pay each Purchaser’s reasonable legal fees and expenses incident to the negotiation, preparation, execution, delivery and performance of any document or agreement to be delivered by the Company and such Purchaser in respect of the Securities or the Transaction Documents following the Closing. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

6.3           Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.4           Notices. Any and all notices or other communications or deliveries to be provided by a party hereunder shall be in writing and delivered personally, by email (with a copy by a nationally recognized overnight courier, signature required), or sent by a nationally recognized overnight courier service, signature required, addressed to the receiving party at the email or physical address set forth on the Signature Page hereto. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email at the email address set forth on the signature pages to the Exchange Agreement prior to 12:00 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via email at the email address set forth on the signature pages to the Exchange Agreement on a day that is not a Trading Day or later than 12:00 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, signature required or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

6.5           Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least 67% in interest of the Securities then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.6           Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.7           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

6.8           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10 and this Section 6.8.

6.9           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in New Castle County, State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New Castle County, State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.10         Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities for a period of twenty-four (24) months thereafter.

6.11         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.12         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.13         Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of the Notes or exercise of the Warrants, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion notice or exercise notice concurrently with the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Notes or Warrants.

6.14         Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

6.15           Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16         Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17          Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

6.18         Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers.

6.19         Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

6.20         Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

6.21         Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

6.22         WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CorpHousing Group Inc.	Address for Notice:

2125 Biscayne Blvd., Suite 253
Miami, Florida 33137
By:	E-Mail: brian@corphousinggroup.com
Name: Brian Ferdinand
Title: Chief Executive Officer

With a copy to (which shall not constitute notice):	Graubard Miller
425 Lexington Avenue
New York, New York 10174
Attention: Brian Ross
E-Mail: BRoss@graubard.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Greenle Partners LLC Series Alpha P.S.

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:	Alan Uryniak

Title of Authorized Signatory:	Manager

Email Address of Authorized Signatory:	auryniak@gmail.com

Email Addresses for Offering Notices:	jpazdro@egcmllc.com
auryniak@gmail.com
ehellige@pryorcashman.com

Address for Notice to Purchaser:	156 W Saddle River Road
Saddle River, New Jersey 07458

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Aggregate Subscription Amount: $5,000,000

$5,750,000 aggregate principal amount of Notes (15% OID)

Warrants for a number of shares of Common Stock set forth in the form of Warrant attached hereto as Exhibit B at an exercise price set forth in such form of Warrant.

Pro Rata Percentage of Revenue Share: 100%

First Closing: Subscription Amount: $700,000

$805,000 aggregate principal amount of Notes

Warrants for a number of shares of Common Stock set forth in the form of Warrant attached hereto as Exhibit B at an exercise price set forth in such form of Warrant.

Pro Rata Percentage of Revenue Share: 100%

Second Closing: Subscription Amount: $1,000,000

$1,150,000 aggregate principal amount of Notes

Warrants for a number of shares of Common Stock set forth in the form of Warrant attached hereto as Exhibit B at an exercise price set forth in such form of Warrant.

Pro Rata Percentage of Revenue Share: 100%

Third Closing: Subscription Amount: $700,000

$805,000 aggregate principal amount of Notes

Warrants for a number of shares of Common Stock set forth in the form of Warrant attached hereto as Exhibit B at an exercise price set forth in such form of Warrant.

Pro Rata Percentage of Revenue Share: 100%

EIN Number:

COMPANY DISCLOSURE SCHEDULES

Schedule 3.1(d)

Under the terms of the leases for the Company’s accommodation units, assignment of such leases, including by operation of law (including specially any mortgaging, placing of liens, etc.) are prohibited without the consent of the landlords party thereto. Accordingly, the granting of security interests as prescribed by this Purchase Agreement and the other agreements contemplated hereby would violate such provisions.

Schedule 3.1(i)

SuperLuxMia LLC, an entity owned and controlled by Brian Ferdinand, purchased notes and warrants from the Company for gross proceeds of approximately $600,000 as additional issuances of 2022 Insider Bridge Financing as defined in the Registration Statement.